NOTICE OF REDEMPTION

To the Holders of

INTERNATIONAL SPEEDWAY CORPORATION
$225,000,000
7 7/8% SENIOR NOTES DUE 2004

NOTICE IS HEREBY GIVEN by Wachovia Bank, National Association, as Trustee, on behalf of International Speedway Corporation that the INTERNATIONAL SPEEDWAY CORPORATION 7 7/8% SENIOR NOTES DUE 2004 (the "Notes") specified hereinafter in the aggregate principal amount of $225,000,000.00 have been irrevocably designated for redemption, pursuant to the redemption provisions of the Indenture under which the Notes were issued, and shall be redeemed on May 28, 2004 (the "Redemption Date") at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments on the Notes to be redeemed, discounted, on a semiannual basis (assuming a 360-day consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate plus 30 basis points as calculated by a qualified investment banker (the "Redemption Price"). All accrued and unpaid interest on the Notes to be redeemed shall be paid to the Redemption Date. The Notes are described as follows:

CUSIP NUMBER	INTEREST RATE	PRINCIPAL AMOUNT	MATURITY DATE
460335AC6	7.875%	$225,000,000.00	10-15-2004

The Paying Agent is: Wachovia Bank, National Association.

The Notes shall be payable upon presentation and surrender at

Wachovia Customer Information Center
Attn: Redemptions
1525 West W. T. Harris Blvd. 3C3
Charlotte, NC 28288-1153

On the Redemption Date the Redemption Price will become due and payable upon each Note and interest thereon will cease to accrue on and after the Redemption Date.

No representation is made by the Trustee as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes. It is included solely for the convenience of the Note Holders.

Date: April 27, 2004

Wachovia Bank, National Association
As Trustee

Under the provisions of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "Act"), the Paying Agent may be obligated to withhold that percentage of the redemption price designated in the Act for this current year from any Note holder who has failed to furnish the Paying Agent with a valid taxpayer identification number or a certification that such Note holder is not subject to backup withholding under the Act. Note holders who wish to avoid the application of these provisions should submit a completed IRS Form W-9 when presenting their Notes.